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                                                                 Exhibit 23(a)



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Long Island Lighting Company for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the financial statements and schedule of Long Island Lighting Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Melville, New York
April 18, 1997


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                                                                   Exhibit 23(b)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 23, 1996, covering the consolidated financial statements of The Brooklyn Union Gas Company for the three years ended September 30, 1996, included in the Long Island Lighting Company's Form 8-K dated February 25, 1997. Such Form 8-K has been incorporated by reference in this registration statement.


                                          Arthur Andersen LLP
                                          -------------------
                                          ARTHUR ANDERSEN LLP



New York, New York
April 18, 1997